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                                                                   Exhibit 23.1

  THE ACCOMPANYING FINANCIAL STATEMENTS REFLECT CHANGES TO THE TYPE AND NUMBER OF COMMON SHARES AUTHORIZED AND A CONVERSION OF PREVIOUSLY OUTSTANDING COMMON STOCK INTO NEWLY CREATED CLASSES OF COMMON STOCK, ALL OF WHICH IS TO BE EFFECTED PRIOR TO THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. THE FOLLOWING CONSENT IS IN THE FORM WHICH WILL BE SIGNED BY DELOITTE & TOUCHE LLP UPON CONSUMMATION OF THE ABOVE EVENTS, WHICH ARE DESCRIBED IN NOTE 19 OF NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND ASSUMING THAT FROM JANUARY 23, 1998 TO THE DATE OF SUCH EVENTS, NO OTHER EVENTS HAVE OCCURRED WHICH WOULD AFFECT THE ACCOMPANYING FINANCIAL STATEMENTS AND NOTES THERETO.



Deloitte & Touche LLP



Philadelphia, Pennsylvania

July 15, 1998

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of The Farm Journal Corporation on Form S-1 of our report dated January 23, 1998 except for Note
19 as to which the date is     , 1998 (which expresses an unqualified opinion
and includes an explanatory paragraph relating to the new cost basis for assets and liabilities when the Company acquired the Predecessor), appearing in the Prospectus, which is part of this Registration Statement, and of our report relating to the financial statement schedules appearing elsewhere in this Registration Statement. We also consent to the reference to us under the headings "Experts" in such Prospectus.

Philadelphia, Pennsylvania
    , 1998